Exhibit 99.23(h)(iii)


                                 HERITAGE FUNDS
                    ACCOUNTING AND PRICING SERVICES AGREEMENT


                                   SCHEDULE A
                                   ----------


Heritage Cash Trust (effective as of March 1, 1994):
         Money Market Fund
         Municipal Money Market Fund

Heritage Capital Appreciation Trust (effective as of March 1, 1994)

Heritage Growth and Income Trust (effective as of April 1, 1994)

Heritage Income Trust (effective as of April 1, 1994):
         High Yield Bond Fund
         Intermediate Government Fund

Heritage Series Trust (effective as of May 1, 1994):
         Small Cap Stock Fund
         Value Equity Fund
         Eagle International Equity Portfolio

Heritage Series Trust (effective as of November 16, 1995):
         Growth Equity Fund

Heritage Series Trust (effective as of September 29, 1997):
         Mid Cap Growth Fund

Heritage Series Trust (effective as of July 27, 1998):
         Aggressive Growth Fund

Heritage Series Trust (effective as of November 18, 1999)
         Technology Fund

March 1, 1994, as last amended on July 2, 2001